SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 21, 2003

                               EMCORE CORPORATION


               (Exact name of registrant as specified in charter)



        New Jersey                   0-22175                  22-2746503
   -------------------             ------------              --------------
     State or other               (Commission               (IRS Employer
     jurisdiction of              File Number)              Identification No.)
     incorporation



145 Belmont Drive, Somerset, New Jersey                              08873
---------------------------------------                            ----------
 (Address of principal offices)                                    (Zip Code)


Registrant's telephone number including area code     (732) 271-9090


(Former name or former address, if changed since last report) NOT APPLICABLE

The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K originally filed with the Securities Exchange Commission on February 4, 2003 as set forth in the pages attached hereto:


Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. EXHIBITS

(a)  Financial Statements of Business Acquired.

Based on the materiality of this Acquisition to the Registrant, Rule 3-05(b)(2)(ii) of Regulation S-X requires the Registrant to furnish audited financial statements for the acquired business as specified in Rules 3-01 and 3-02.

The following audited financial statements are hereby included in this Form 8-K/A on pages F-1 to F-12.

          o    Independent Auditors' Report
          o Statements of Certain Assets and Liabilities of the CATV Business to be Sold as of September 30, 2002 and 2001
          o Statements of Net Sales, Cost of Sales and Direct Operating Expenses for the years ended September 30, 2002 and 2001 and for the period from April 27, 2000 to September 30, 2000
          o    Notes to Financial Statements

(b)  Pro Forma Financial Information.

The following unaudited condensed consolidated pro forma financial statements are hereby included in this Form 8-K/A on pages F-13 to F-17. The Registrant believes the provision of these unaudited condensed consolidated pro forma financial statements to be in compliance with the requirements of Regulation S-X as the most appropriate presentation under the circumstances:

o Unaudited Condensed Consolidated Pro Forma Balance Sheet as of September 30, 2002

o Unaudited Condensed Consolidated Pro Forma Statement of Operations for the Year Ended September 30, 2002

o    Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

(c)  Exhibits

Exhibit       Description

2.1 Asset Purchase Agreement, dated as of January 21, 2002, by and between Registrant and Agere.*

2.2 Intellectual Property Agreement, by and between Agere and Ortel Corporation and Registrant.*

*  Previously filed

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the above exhibits have been omitted. Registrant agrees to supplementally furnish such schedules upon request of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       EMCORE CORPORATION
                                       (Registrant)

                                       By:  /s/ Thomas G. Werthan
                                            -----------------------------------
                                            Thomas G. Werthan
                                            Chief Financial Officer
Dated:  April 7, 2003

                          INDEX TO FINANCIAL STATEMENTS


--------------------------------------------------------------------------------
     Independent Auditors' Report                                            F-1
--------------------------------------------------------------------------------
     Statements of Certain Assets and Liabilities of the CATV
     Business to be Sold as of September 30, 2002 and 2001                   F-2
--------------------------------------------------------------------------------
     Statements of Net Sales, Cost of Sales and Direct
     Operating Expenses for the years ended September 30,
     2002 and 2001 and for the period from April 27, 2000 to
     September 30, 2000                                                      F-3
--------------------------------------------------------------------------------
     Notes to Financial Statements                                           F-4
--------------------------------------------------------------------------------
     Unaudited Condensed Consolidated Pro Forma Financial
     Information                                                            F-13
--------------------------------------------------------------------------------
     Notes to Unaudited Condensed Consolidated Pro Forma
     Financial Statements                                                   F-14
--------------------------------------------------------------------------------
     Unaudited Condensed Consolidated Pro Forma Balance
     Sheet as of September 30, 2002                                         F-16
--------------------------------------------------------------------------------
     Unaudited Condensed Consolidated Pro Forma Statement of
     Operations for the Year Ended September 30, 2002                       F-17
--------------------------------------------------------------------------------

Agere Systems Inc.
CATV Business

Financial Statements
As of September 30, 2002 and 2001, for the Years Ended
September 30, 2002 and 2001 and for the Period from April 27, 2000 to September 30, 2000

Agere Systems Inc.
CATV Business

Index to Financial Statements
--------------------------------------------------------------------------------


                                                                            Page

Independent Auditors' Report                                                 F-1

Financial Statements:

     Statements of Certain Assets and Liabilities of the
       CATV Business to be Sold as of September 30, 2002 and 2001            F-2

     Statements of Net Sales, Cost of Sales and Direct
       Operating Expenses for the Years Ended September 30,
       2002 and 2001 and for the Period from April 27, 2000 to
       September 30, 2000                                                    F-3

    Notes to Financial Statements                                     F-4 - F-12

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Agere Systems Inc.

We have audited the accompanying statements of certain assets and liabilities of the CATV Business to be sold ("CATV") of Agere Systems Inc. ("Agere") as of September 30, 2002 and 2001, and the related statements of net sales, cost of sales and direct operating expenses for each of the two years in the period ended September 30, 2002 and for the period from April 27, 2000 to September 30, 2000. These financial statements are the responsibility of Agere's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of presenting the certain assets and liabilities to be sold along with the net sales, cost of sales and direct operating expenses of CATV and, as described in
Note 1, are not intended to be a complete presentation of CATV's financial position, results of operations and cash flows.

In our opinion, the financial statements referred to above present fairly, in all material respects, certain assets and liabilities of CATV as of September 30, 2002 and 2001, that are to be sold pursuant to the sales transaction described in Note 1, and the related net sales, cost of sales and direct operating expenses of CATV for each of the two years in the period ended September 30, 2002 and for the period from April 27, 2000 to September 30, 2000, in conformity with accounting principles generally accepted in the United States of America.




Parsippany, New Jersey
April 4, 2003

                                      -F-1-

Agere Systems Inc.
CATV Business to be Sold

Statements of Certain Assets and Liabilities of the CATV Business to be Sold
As of September 30, 2002 and 2001 (Dollars in thousands)
--------------------------------------------------------------------------------

                                                             September 30,
                                                         2002             2001
                                                       --------         -------
ASSETS
Inventories...................................       $    7,229       $   22,899
Property, plant and equipment - net...........               --           60,505
Acquired intangibles - net                                   --          113,414
                                                     ----------       ----------
     TOTAL ASSETS.............................            7,229          196,818

LIABILITIES
  Product warranties..........................            2,143            2,143
                                                     ----------       ----------
     TOTAL LIABILITIES........................            2,143            2,143
                                                     ----------       ----------

NET ASSETS TO BE SOLD.........................       $    5,086       $  194,675
                                                     ==========       ==========

   The accompanying notes are an integral part of these financial statements.

                                      -F-2-

Agere Systems Inc.
CATV Business to be Sold

Statements of Net Sales, Cost of Sales and Direct Operating Expenses
For the Years Ended September 30, 2002 and 2001 and for
the Period from April 27, 2000 to September 30, 2000 (Dollars in thousands)
--------------------------------------------------------------------------------

                                                                                                     Period from
                                                                         Year Ended               April 27, 2000 to
                                                                       September 30,              September 30, 2000
                                                                    2002           2001
                                                                    -----          ----
Net sales...................................................... $    55,800        $    104,478    $     49,222

Cost of sales..................................................      69,400              88,500          30,800
                                                                -----------        ------------    ------------

     Gross profit (loss).......................................     (13,600)             15,978          18,422
                                                                -----------        ------------    ------------

Direct operating expenses:
  Research and development.....................................      14,000              10,000           4,600
  Marketing and sales..........................................       4,100               6,900           3,600
  Purchased in-process research and development................          --                  --         306,700
  Restructuring and related charges............................      67,889               6,275              --
  Impairment of goodwill and other acquired intangibles........     113,000           2,220,000              --
  Amortization of goodwill and other acquired intangibles......      11,317             288,834         130,587
                                                                -----------        ------------    ------------

     Total direct operating expenses...........................     210,306            2,532,009        445,487
                                                                -----------        -------------   ------------

Deficiency of net sales over cost of sales and direct
  operating expenses........................................... $  (223,906)       $ (2,516,031)   $   (427,065)
                                                                ===========        ============    =============

   The accompanying notes are an integral part of these financial statements.

                                     -F-3-

Agere Systems Inc.
CATV Business to be Sold

Notes to Financial Statements
(Dollars in thousands)
--------------------------------------------------------------------------------

1.   Background and Basis of Presentation

     On January 21, 2003, Agere Systems Inc. ("Agere") sold the portion of its optoelectronic components business that provides cable television transmission systems, telecom access and satellite communications components ("CATV") to EMCORE Corporation ("EMCORE") for $25 million in cash, pursuant to the Asset Purchase Agreement dated January 21, 2003, (the "Agreement") between the parties. The accompanying financial statements have been prepared for the purpose of presenting the assets and liabilities of CATV to be sold pursuant to the Agreement and its related net sales, cost of sales and direct operating expenses. The financial statements do not reflect any effects of the sale of CATV. See Note 12.

     The sale includes the assets, products, product warranty liabilities, technology and intellectual property related to CATV. As part of the sale, approximately 210 of Agere's employees are to join EMCORE. Agere will continue to supply some services to EMCORE for a short period under a transition services agreement that expires March 31, 2003.

     CATV was managed as part of Agere's Infrastructure Systems segment and prior to Agere's separation from Lucent Technologies Inc. ("Lucent") effective February 1, 2001, was managed as part of Lucent's Microelectronics and Communications Technologies segment. CATV represents a portion of Ortel Corporation ("Ortel") which was acquired by Lucent on April 27, 2000. See Note
4. Lucent was the majority stockholder and a related party of Agere until June 1, 2002 when Lucent distributed all of the Agere common stock it then owned to its stockholders. Revenue from CATV products sold to Lucent in fiscal 2002, through June 1, 2002, was $4,471. Revenue from CATV products sold to Lucent for fiscal 2001 and for the period from April 27, 2000 to September 30, 2000 was $3,649 and $3, respectively. There were no purchases of products from Lucent by CATV.

     Agere did not maintain CATV as a separate business unit nor did management analyze CATV as a separate line of business and external financial statements historically have not been prepared. The accompanying financial statements have been derived from the historical records of Agere in order to present the certain assets and liabilities of CATV to be sold as of September 30, 2002 and 2001 and the net sales, cost of sales and direct operating expenses for the years ended September 30, 2002 and 2001 and for the period from April 27, 2000 to September 30, 2000 in accordance with accounting principles generally accepted in the United States of America. These financial statements are not intended to be a complete presentation of CATV's financial position, results of operations and cash flows. The historical operating results of CATV may not be indicative of its results in the future or what its results of operations, financial position and cash flows would have been had it been a stand-alone company.

     The statement of net sales, cost of sales and direct operating expenses for CATV includes allocations for certain costs, including factory overhead and support functions, such as, quality assurance, logistics, information technology, and the global sales force. Management believes the methodologies applied for the allocation of these costs are reasonable. There are certain costs that have not been allocated including corporate-wide marketing, general and administrative expenses, interest and income taxes. Agere also provides CATV with various infrastructure and support services, which among other things include real estate, computer and network systems, human resources, payroll, accounting and cash management and legal support. These costs do not directly support CATV and were not allocated to CATV or segregated for external financial reporting purposes. Accordingly, the inclusion of these costs is not practicable.

     All cash flow activities were funded by Agere and, prior to the receipt by Agere of the proceeds from its initial public offering in April 2001, by Lucent. Therefore, a statement of cash flows, including cash flows from operating, investing and financing activities is not presented, as CATV did not maintain a cash balance. For supplemental cash flow information see Note 11.

                                     -F-4-

Agere Systems Inc.
CATV Business to be Sold

Notes to Financial Statements
(Dollars in thousands)
--------------------------------------------------------------------------------

2.   Summary of Significant Accounting Policies

Revenue Recognition

     Revenue is recognized when persuasive evidence of an arrangement exists, the product has been delivered and title and risk of loss have been transferred, the sales price is fixed or determinable and collection of the resulting receivable is reasonably assured, with an appropriate provision for returns and allowances. CATV recognizes revenue from product sales to distributors when all obligations have been satisfied. CATV's distributor arrangements generally provide for limited product returns and price protection.

Cost of Sales

     Cost of sales includes direct manufacturing costs and allocated costs for support functions such as quality assurance, factory accounting, logistics, information technology, and supply chain and demand planning. These allocations are based on the percentage of CATV's planned revenue compared to Agere's total planned revenue.

Research and Development Expense

     Research and development costs are charged to expense as incurred. Direct research and development expenses include salaries and benefit costs of CATV personnel that conduct applied or development research to develop new products, technologies and software that are used in the design and manufacture of CATV's products. These costs also include the direct materials and supplies used in this research.

Marketing and Sales Expense

     Marketing and sales expense includes direct costs of product management, market planning, market operations, product line planning and management, advertising and an allocation of the salary and benefit costs of Agere's global sales force based on the nature of the sales effort. Costs associated with Agere's corporate-wide advertising, business development, strategic planning and other indirect support activities were not allocated to CATV.

Amortization of Goodwill and Other Acquired Intangibles

     Goodwill and other acquired intangibles are amortized on a straight-line basis over the periods benefited, principally in the range of four to nine years. Goodwill is the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations accounted for as purchases.

Inventories

     Inventories are stated at the lower of cost, determined on a first-in, first-out basis, or market. Inventory provisions are reflected within cost of sales and are calculated in accordance with Agere's inventory valuation policy, which is based on a review of forecasted demand compared with existing inventory levels. CATV recorded inventory provisions,

                                     -F-5-

Agere Systems Inc.
CATV Business to be Sold

Notes to Financial Statements
(Dollars in thousands)
--------------------------------------------------------------------------------


including purchase order cancellations, of $9,445, $11,625 and $1,142 in fiscal 2002 and 2001 and for the period from April 27, 2000 to September 30, 2000, respectively. The following table shows inventory by category.

                                                          September 30,
                                                      2002           2001
                                                   -----------   ---------
INVENTORIES
Completed goods..............................      $     423     $   5,541
Work in process..............................          2,364         6,326
Raw materials................................          4,442        11,032
                                                   ---------     ---------
  Inventories................................      $   7,229     $  22,899
                                                   =========     =========

Property, Plant and Equipment

     Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation and amortization is determined primarily using the straight-line method over the estimated useful lives of the various asset classes, which range from three to five years for machinery, electronic and other equipment, and up to the life of the lease for leasehold improvements. Major renewals and improvements are capitalized and minor replacements, maintenance, and repairs are charged to current operations as incurred. Depreciation and amortization expense for fiscal 2002 and 2001 and for the period from April 27, 2000 to September 30, 2000 was $11,229, $10,078 and $2,847, respectively. As of September 30, 2002, all property, plant and equipment related to CATV were fully impaired. See Note 9 for details. Property, plant and equipment consists of the following asset classes:

                                                              September 30,
                                                          2002           2001
                                                       ----------   ---------
PROPERTY, PLANT AND EQUIPMENT--NET
  Land and improvements.............................   $      --    $    1,795
  Leasehold improvements............................          --        36,205
  Machinery, electronic and other equipment.........          --        61,315
                                                       ---------    ----------
     Total property, plant and equipment............          --        99,315
  Less: accumulated depreciation and amortization...          --       (38,810)
                                                      ----------    ----------
  Property, plant and equipment--net................   $      --    $   60,505
                                                       ==========   ===========

     CATV recorded additional depreciation of $1,656 in fiscal 2002, $1,191 of which is recorded within cost of sales and $465 of which is recorded within restructuring and related charges. This additional depreciation was due to a change in accounting estimate as a result of shortening the estimated useful lives of certain assets in connection with restructuring activities. CATV did not have any additional depreciation in fiscal 2001 or for the period from April 27, 2000 to September 30, 2000.

Product Warranties

     The product warranties liability represents the estimated cost of known or potential warranty claims based on historical experience.

Impairment of Long-lived Assets

     Long-lived assets, including goodwill and other acquired intangibles, are reviewed for impairment whenever events such as a significant industry downturn, product discontinuance, plant closures, product dispositions, technological obsolescence or other changes in circumstances indicate that the carrying amount may not be recoverable. When such events occur, the carrying amount of the assets is compared to the undiscounted expected future cash flows. If this comparison indicates that there is an impairment, the amount of the impairment is calculated using discounted expected future cash flows.

                                     -F-6-

Agere Systems Inc.
CATV Business to be Sold

Notes to Financial Statements
(Dollars in thousands)
--------------------------------------------------------------------------------

Use of Estimates

     The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and revenue and expenses during the period reported. Actual results could differ from those estimates.

3.   Recent Pronouncements

SFAS 144

     In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long Lived-Assets to be Disposed of" ("SFAS 121"), and the accounting and reporting provisions for the disposal of a segment of a business contained in APB Opinion No. 30 "Reporting the Effects of a Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and
Transactions." SFAS 144 establishes a single accounting model for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations. Although Agere was not required to adopt SFAS 144 until the first quarter of fiscal 2003, Agere elected to adopt this pronouncement effective October 1, 2001. The impairment charges discussed in Note 9, for fiscal 2002, were calculated in accordance with SFAS 144.

SFAS 146

     In June  2002,  the FASB  issued  SFAS  No.  146,  "Accounting  for Exit or
Disposal Activities" ("SFAS 146"). SFAS 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging
Issues Task Force ("EITF") set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" ("EITF 94-3"). The scope of SFAS 146 also includes (1) costs related to terminating a contract that is not a capital lease, (2) termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract and (3) costs to consolidate facilities or relocate employees. SFAS 146 is effective for exit or disposal activities initiated after December 31, 2002. Although the timing of the liability recognition for new restructuring initiatives will change from the commitment date to the date the liability is incurred, CATV does not expect any material impacts on its financial condition or results of operations. This statement has no effect on previously announced restructuring initiatives.

4.   Acquisitions

     The following table presents information about the acquisition of Ortel by Lucent that occurred on April 27, 2000. Ortel was a developer and manufacturer of optoelectronic components used in fiber optic systems for cable television and data communications networks. The purchase price was paid in Lucent common stock and options. The acquisition was accounted for under the purchase method of accounting, and the acquired technology valuation included existing

                                     -F-8-

Agere Systems Inc.
CATV Business to be Sold

Notes to Financial Statements
(Dollars in thousands)
--------------------------------------------------------------------------------


technology, purchased in-process research and development ("IPRD") and other intangibles. The financial statements include the results of operations and the estimated fair value of assets and liabilities assumed from the date of acquisition. Ortel is 100% owned.

                                                                                     Amortization Period (in years)
                   Purchase                    Existing       Other      Purchased               Existing      Other
                     Price       Goodwill     Technology   Intangibles     IPRD      Goodwill  Technology   Intangibles
                   ----------  ------------   ----------   -----------  ---------   ---------- ----------   -----------
Ortel.........    $ 2,998,399   $ 2,554,124    $170,800      $23,900     $306,700       9          7.5          4-9

     Included in the purchase price for Ortel was IPRD, which was a non-cash charge to earnings for technology that had not reached technological feasibility and had no future alternative use. The remaining purchase price was allocated to tangible assets and intangible assets, including goodwill and other acquired intangibles, less liabilities assumed. The value allocated to IPRD was determined utilizing an income approach that included an excess earnings analysis reflecting the appropriate cost of capital for the investment. Estimates of future cash flows related to IPRD were made for each project based on Lucent's estimates of revenue, operating expenses and income taxes from the project. These estimates were consistent with historical pricing, gross margins and expense levels for similar products.

     Management is primarily responsible for estimating the fair value of the assets and liabilities acquired and has made estimates and assumptions that affect the reported amounts of assets, liabilities and expenses resulting from this acquisition. Actual results could differ from those amounts.

5.   Impairment of Goodwill and Other Acquired Intangibles

     Goodwill and other acquired intangibles associated with the Ortel acquisition were evaluated for impairment in the period in which Agere became aware of events or occurrences that indicated an impairment may exist. Impairment assessments were performed as a result of weakening economic conditions and decreased current and expected future demand for products in the markets in which CATV operates. The fair value of Ortel was determined using a discounted cash flow model based on growth rates and margins reflective of lower demand for its products, as well as anticipated future demand. Discount rates used were based upon Agere's weighted average cost of capital adjusted for business risks. These amounts were based on management's best estimate of future results.

     As a result of these assessments, Agere determined that an impairment of goodwill and other acquired intangibles existed. During fiscal 2002 and 2001, CATV recorded a charge of $113,000 and $2,220,000, respectively; to reduce goodwill and other acquired intangibles related to the acquisition of Ortel.

6.   Employee Benefit Plans

     CATV participates in various employee benefit plans that are sponsored by Agere, including pension, savings, postretirement and postemployment plans. Prior to January 1, 2002 the savings, postretirement and postemployment plans and prior to June 1, 2002 the pension plan were sponsored by Lucent. The specific charges and obligations under these plans related to CATV are not separately identifiable, but related costs were allocated to CATV.

     Agere has stock-based compensation plans under which employees of CATV receive stock options. Agere applies Accounting Principals Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock option plan. At this time it is not practicable to determine pro forma expense in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation."

                                     -F-9-

Agere Systems Inc.
CATV Business to be Sold

Notes to Financial Statements
(Dollars in thousands)
--------------------------------------------------------------------------------

7.   Leases

     Rental expense under operating leases related to CATV was $2,537, $2,235 and $1,464 for fiscal 2002 and 2001 and for the period from April 27, 2000 to September 30, 2000, respectively. EMCORE will sublease Agere's Alhambra, California facility for a period of one year, with the option to extend the sublease. EMCORE's annual rental expense will be $617 under the sublease. Agere will remain primarily liable for the non-cancelable operating lease of this facility.

8.   Certain Risks and Concentrations

     CATV's sales are concentrated in the optoelectronic components market for cable television transmission systems, telecom access and satellite communications, which is competitive and rapidly changing. Significant technological changes in the market or customer requirements, changes in customer buying behavior, or the emergence of competitive products with new capabilities or technologies could adversely affect operating results. Also, portions of CATV's net sales are derived from customers that individually accounted for greater than 10% of net sales. A customer represented approximately 20%, 11% and 18% of CATV's net sales in fiscal 2002 and 2001 and for the period from April 27, 2000 to September 30, 2000, respectively. The loss of these customers could have a material adverse effect on CATV's operations.

9.   Restructuring and Related Charges

     Beginning in fiscal 2001 and continuing through fiscal 2002, Agere announced restructuring and consolidation actions to improve gross profit, reduce expenses and streamline operations. These actions included workforce reductions, rationalization of manufacturing capacity, the exit of the optoelectronic components business and other restructuring related activities. These actions affected the operations of CATV as described below.

     CATV recorded restructuring and related charges of $67,889 in fiscal 2002 and $6,275 in fiscal 2001. All liabilities related to these actions remain the responsibility of Agere.

     During fiscal 2002, CATV recorded restructuring charges of $9,233 related to workforce reductions of approximately 350 employees. Of the total workforce reduction charges, $3,728 represents non-cash charges for termination benefits to certain U.S. employees funded through Agere's and Lucent's qualified pension plans.

     Also during fiscal 2002, CATV recorded other restructuring and related charges of $58,656, of which $49,181 was for property, plant and equipment impairments, $4,840 for non-cancelable facility leases, $4,170 for facility restoration and $465 for additional depreciation. The additional depreciation charges were recognized due to a change in accounting estimate as a result of shortening the estimated useful lives of certain leasehold improvements in connection with restructuring activities. There was no additional depreciation in fiscal 2001 or for the period from April 27, 2000 to September 30, 2000. As of September 30, 2002, all property, plant and equipment related to CATV were fully impaired.

     During fiscal 2001, CATV recorded restructuring charges of $6,275 of which $5,938 related to property, plant and equipment impairments and $337 related to non-cancelable facility leases and related costs associate with certain leased facilities in Alhambra, California.

10.  Intangible Assets

     Effective October 1, 2002, Agere adopted SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 provides guidance on the financial accounting and reporting for goodwill and other acquired intangible assets. Under SFAS 142, goodwill and indefinite lived intangible assets are no longer amortized. Intangible assets with finite lives will continue to be amortized over their useful lives, which are no longer limited to a maximum life of forty years. SFAS 142 also requires that goodwill be tested for impairment at least annually. The adoption of SFAS 142 did not

                                     -F-10-
result in the recording of an impairment charge or any adjustments to amounts previously recorded by CATV. There were also no changes to the classification and useful lives of previously acquired goodwill and other intangible assets. Intangible asset amortization expense was $11,317, $26,108 and $12,421 for fiscal 2002 and 2001 and for the period from April 27, 2000 to September 30, 2000, respectively.

     The following table reflects the impact of SFAS 142 on the deficiency of net sales over cost of sales and direct operating expenses had SFAS 142 been in effect for all periods presented.

                                                                                                     Period from
                                                                         Year Ended               April 27, 2000 to
                                                                       September 30,             September 30, 2000
                                                                    2002           2001
                                                                   -----           ----

  Deficiency of net sales over cost of sales and direct
    operating expenses - reported............................     $ (223,906)   $  (2,516,031)       $  (427,065)
  Add back goodwill amortization.............................             --          262,726            118,166
                                                                  -----------   --------------       -----------
  Deficiency of net sales over cost of sales and direct
    Operating expenses - as adjusted........................      $ (223,906)   $  (2,253,305)       $  (308,899)
                                                                  ===========   ==============       ============

11.  Cash Flow Information

     Provided below is supplemental cash flow information for CATV:


                                                                                                         Period from
                                                                              Year Ended              April 27, 2000 to
                                                                             September 30,            September 30, 2000
                                                                          2002             2001
                                                                          -----            ----
  Depreciation and amortization of property, plant and equipment.......  $   11,229       $  10,078      $    2,847
  Provision for inventory write-downs..................................       9,445          11,625           1,142
  Purchased in-process research and development........................          --              --         306,700
  Non-cash restructuring and related charges...........................      53,374           5,938            --
  Impairment of goodwill and other acquired intangibles................     113,000       2,220,000            --
  Amortization of goodwill and other acquired intangibles..............      11,317         288,834         130,587
  Capital expenditures.................................................       2,317          46,812          10,100


12.  Subsequent Event

     On January 21, 2003, Agere completed the sale of CATV to EMCORE for $25,000 in cash. Agere and EMCORE entered into the following agreements in connection with the sale of CATV.

          Transition Services Agreement - Agere agreed to provide EMCORE certain temporary transition services in order to continue the operations of CATV. These transition services include, among other services, manufacturing and engineering services, purchasing and logistics support, facilities operations support, information technology services and use of Agere facilities.

          Intellectual Property Agreement - Agere assigned, licensed or transferred to EMCORE certain intellectual property unique to CATV.

                                     -F-11-

Agere Systems Inc.
CATV Business to be Sold

Notes to Financial Statements
(Dollars in thousands)
--------------------------------------------------------------------------------

          Sublease Agreement - EMCORE will sublease Agere's Alhambra, California facility for a period of one year, with the option to extend the sublease. Agere will remain primarily liable for the non-cancelable operating lease of this facility.

                                     -F-12-

                        Unaudited Condensed Consolidated
                         Pro Forma Financial Information

The following unaudited condensed consolidated pro forma financial statements have been prepared to give effect to EMCORE Corporation's ("EMCORE") acquisition of certain assets and liabilities of the Agere System Inc.'s cable television transmission systems, telecom access and satellite communications components business ("CATV"). These pro forma statements are presented for illustrative purposes only.

The pro forma adjustments are based upon available information and assumptions that EMCORE believes are reasonable. A preliminary allocation of the purchase price for the above transactions has been made to major categories of assets and liabilities in the accompanying pro forma statements based on currently available information. The actual allocation of purchase price and the resulting effect on income from operations are not expected to differ materially from the pro forma amounts included herein. The unaudited condensed consolidated pro forma financial statements do not purport to represent what the consolidated results of operations or financial position of EMCORE would actually have been if the acquisition had occurred on the dates referred to below, nor do they purport to project the results of operations or financial position of EMCORE for any future period.

The unaudited condensed consolidated pro forma balance sheet as of September 30, 2002 was prepared by combining the historical cost balance sheet at September 30, 2002 for EMCORE with the Statement of Certain Assets and Liabilities of the CATV Business to be Sold at September 30, 2002 giving effect to the acquisition as though it was completed on that date.

The unaudited condensed consolidated pro forma statement of operations was prepared by combining EMCORE's statement of operations for the year ended September 30, 2002 with CATV's statement of Net Sales, Cost of Sales and Direct Operating Expenses for the year ended September 30, 2002, giving effect to the acquisition as though it occurred on October 1, 2001.

These unaudited condensed consolidated pro forma statements of operations do not give effect to any restructuring costs or any potential cost savings or other operating efficiencies that could result from the acquisition, or any non-recurring charges or credits resulting from the transaction such as in-process research and development charges.

The unaudited condensed consolidated pro forma financial statements should be read in conjunction with the historical financial statements of (i) EMCORE included in its Annual Report on Form 10-K for the year ended September 30, 2002 (filed December 30, 2002), and (ii) CATV beginning on page F-2 hereof.

                                     -F-13-

EMCORE Corporation
Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements (Dollars in thousands)

1.   Basis of Pro Forma Presentation

     On January 21, 2003 (the "Closing Date"), EMCORE Corporation ("EMCORE") finalized the acquisition ("Acquisition") of Agere System Inc.'s ("Agere") cable television transmission systems, telecom access and satellite communications components business ("CATV") pursuant to an Asset Purchase Agreement between Agere and EMCORE.

     As of the Closing Date, EMCORE paid Agere $25.0 million from its immediately available cash. The purchase price and other terms of the transaction were determined by arms length negotiations between EMCORE and Agere. Prior to the Closing Date of the Acquisition, none of EMCORE, its affiliates, officers or directors had any material relationship with Agere or any affiliate, officer or director of Agere.

     The effects of the Acquisition have been presented using the purchase method of accounting. The total estimated purchase price of the transaction has been allocated to assets and liabilities based on management's preliminary estimate of their fair values.

     The preliminary allocation of the purchase price will be subject to further adjustments, which are not anticipated to be material, as EMCORE finalizes its allocation of purchase price in accordance with accounting principles generally accepted in the United States of America.

     The following represents the preliminary allocation of the purchase price over the estimated fair values of the acquired assets and assumed liabilities of CATV at January 21, 2003 and is for illustrative purposes only.

          Cash                                                          $25,000
          Acquisition costs                                               1,200
                                                                        -------
          Total purchase consideration                                  $26,200
                                                                        =======
          Allocation of purchase consideration based on fair values:
               Assets acquired:
                   Inventories                                          $ 6,473
                   Property, plant and equipment                          8,570
                   Identifiable intangible assets                         3,274
                   Goodwill                                               9,983
               Less: Warranty reserve                                    (2,100)
                                                                        -------
          Net assets acquired                                           $26,200
                                                                        =======


2.   Depreciation

     An adjustment was made to depreciation expense resulting from the adjustment of the book value of CATV assets acquired to fair market value. The increase in depreciation expense is based on the allocated fair value of the fixed assets and was calculated on the straight-line basis over the

                                     -F-14-
     estimated life of five years for the equipment, four years for the machinery, two years for the motor vehicles and one year for the computer hardware and software.


3.   Goodwill Amortization

     Goodwill amortization was adjusted for elimination of historical goodwill.

4.   Impairment and Restructuring Charges

     Adjustment was made to eliminate the various impairment and restructuring charges recorded by CATV during the periods related to the acquired assets. The acquired assets are valued at fair market value. Therefore, there would be no impairment and restructuring charges in the condensed consolidated pro forma financial statements, as the acquired assets would be recorded in purchase accounting at their fair market value upon the Acquisition.

5.   Allocated Costs

     The historical financial statements of CATV included certain allocated costs from Agere. No adjustments were made to the condensed consolidated pro forma financial statements related to these allocations as there was no supportable evidence of the amounts that may have been incurred had this transaction taken place as of the beginning of the periods presented. Refer to the historical financial statements and related footnotes of CATV for a summary of the allocated costs for the periods presented.

6.   Amortization of Identifiable Intangible Assets Acquired

     Adjustment was made to recognize amortization expense of identifiable intangible assets primarily consisting of purchased technology and trademarks acquired in the transaction. Amortization expense was calculated on the straight line basis over the expected life of four to five years for the purchased technology and fifteen years for the trademarks.

                                     -F-15-

Unaudited Condensed Consolidated Pro Forma Balance Sheet
September 30, 2002
(Dollars in thousands)

                                                                                 September 30, 2002
                                                      EMCORE             CATV            Adjustments      Footnotes    Pro Forma

ASSETS
Current Assets
    Cash and cash equivalents                      $     42,716      $     -        $     (26,200)           1         $    16,516
    Marketable securities                                41,465            -                 -                              41,465
    Accounts receivable, net                             23,817            -                 -                              23,817
    Accounts receivable-related parties                     518            -                 -                                 518
    Inventories, net                                     31,027          7,229               (756)           1              37,500
    Prepaid expenses and other current assets             1,188            -                 -                               1,188
                                                   ------------      ---------      -------------                      -----------
         Total current assets                           140,731          7,229            (26,956)                         121,004

    Property, plant and equipment, net                  101,302            -                8,570            1             109,872
    Goodwill                                             20,384            -                9,983            1              30,367
    Intangible assets, net                                3,042            -                3,274            1               6,316
    Investments in unconsolidated affiliated              8,482            -                 -                               8,482
    Other assets, net                                    12,002            -                 -                              12,002
                                                   ------------      ---------      -------------                      -----------
    Total assets                                   $    285,943      $   7,229      $      (5,129)                     $   288,043
                                                   ============      =========      =============                      ===========

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities
    Accounts payable                               $     10,346      $     -        $        -                         $    10,346
    Accrued expenses                                     12,875          2,143                (43)           1              14,975
    Customer deposits                                     5,604            -                 -                               5,604
    Capitalized lease obligation - current                   81            -                 -                                  81
                                                   ------------      ---------      -------------                      -----------
         Total liabilities                               28,906          2,143                (43)                          31,006

    Convertible subordinated note                       175,000            -                 -                             175,000
    Capitalized lease obligations                            87            -                 -                                  87

         Total liabilities                              203,993          2,143                (43)                         206,093
                                                   ------------      ---------      -------------                      -----------

    Commitments and contingencies

         Total shareholders' equity                      81,950            -                 -                              81,950
                                                   ------------      ---------      -------------                      -----------

          Total liabilities and shareholders'      $    285,943      $   2,143      $        (43)                      $   288,043
          equity                                   ============      =========      =============                      ===========

See notes to unaudited condensed consolidated pro forma financial statements


                                     -F-16-

Unaudited Condensed Consolidated Pro Forma Statement of Operations Year Ended September 30, 2002
(Dollars in thousands, except per share date)

                                                                 Year Ended September 30, 2002
                                              EMCORE          CATV        Adjustments     Footnotes      Pro Forma

Sales                                     $    87,772      $   55,800     $      -                      $  143,572
Cost of goods sold                             88,414          69,400          2,073        2,5            159,887
                                          -----------      ----------     ----------                    ----------
        Gross loss                               (642)        (13,600)                                     (14,242)

Operating expenses

   Selling, general and administrative         28,227           4,100             87        2,5             32,414
   Research and development                    40,970          14,000          -             5              54,970
   Impairment and restructuring                36,721         180,889       (180,889)        4              36,721
   Amortization of goodwill and other
      acquired intangibles                      -              11,317        (10,669)       3,6                648
                                          -----------      ----------     ----------                    ----------

Total operating expenses                      105,918         210,306       (191,471)                      124,753
                                          -----------      ----------     ----------                    ----------

        Operating Loss                       (106,560)       (223,906)       191,471                      (138,995)

Other expense, net                             23,201           -              -                            23,201
                                          -----------      ----------     ----------                    ----------

        Net loss                           $ (129,761)     $ (223,906)    $  191,471                    $ (162,196)
                                          ===========      ==========     ==========                    ==========

Per share data:
   Net loss per basic and diluted share    $    (3.55)     $      -       $      -                      $    (4.44)
                                          ===========      ==========     ==========                    ==========

   Weighted average basic and diluted
      shares outstanding used in per
      share data calculations                  36,539             -              -                          36,539
                                          ===========      ==========     ==========                    ==========

See notes to unaudited condensed consolidated pro forma financial statements.

                                     -F-17-